UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

512-245-6646
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On March 22, 2017, the Company issued a shareholder update which is available at the web link below and as an exhibit hereto.

http://www.qmcdots.com/ShareholderLetter.pdf

Item 8.01 Other Events

We received a civil citation from plaintiff Trinet HR Corporation against the Company as defendant in a court case filed in Hays County, San Marcos , Texas. The complaint alleges that we owe Trinet approximately $125,000 plus collection costs related to a payroll payment they made on behalf of the Company on or about December 31, 2016. The Company is in the process of retaining legal counsel to file an answer and address the allegations.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	March 2017 Shareholder Update. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: March 22, 2017	/s/ Stephen Squires
STEPHEN SQUIRES, CEO